Exhibit 10.1

SHARE TRANSFER AGREEMENT

This Share Transfer Agreement (this “Agreement”) is made and entered into as of 2026-7-27 (the “Effective Date”), by and between:

Transferor: Oriental Culture Holding LTD

Transferee: Spring Harvest Holdings Ltd

The Transferor and the Transferee are hereinafter collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS:

A. CHINA INTERNATIONAL ASSETS AND EQUITY OF ARTWORKS EXCHANGE LIMITED (the “Target Company”) is a wholly-owned subsidiary of the Transferor, Oriental Culture Holding LTD; the Target Company is incorporated under the laws of Hong Kong.

B. The Transferor desires to transfer the target company’s Shares to the Transferee, and the Transferee desires to acquire the Shares from the Transferor, subject to the terms and conditions set forth herein.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1

TRANSFER OF SHARES

1.1 Subject to the terms and conditions of this Agreement, the Transferor hereby agrees to sell, assign, transfer, and deliver to the Transferee, and the Transferee hereby agrees to purchase and accept from the Transferor, all of the Transferor’s right, title, and interest in and to the Shares, free and clear of all liens, charges, encumbrances, claims, and third-party rights whatsoever.

1.2 The Shares to be transferred under this Agreement consist of:

Company Name	Percentage of Shares
CHINA INTERNATIONAL ASSETS AND EQUITY OF ARTWORKS EXCHANGE LIMITED	100%

1.3 Upon the transfer contemplated herein, the Transferee shall be entitled to all rights, benefits, and privileges attaching to the Shares, including all voting rights, dividend rights, and other rights incidental to ownership of the Shares from and after the Closing Date.

ARTICLE 2

PURCHASE PRICE

2.1 The total purchase price for the Shares shall be 1,000,000HKD (the “Purchase Price”).

2.2 Payment Information:

ACCOUNT NAME: ORIENTAL CULTURE HOLDING LTD

ACCOUNT No. : NRA

BANK NAME: PING AN BANK CO. ,LTD.

BANK ADDRESS: NANJING INTERNATIONAL YOUTH CULTRUE CENTRE，210019，NANJING，CHINA

SWIFT CODE:

ARTICLE 3

CLOSING

3.1 At the Closing, the Transferor shall deliver to the Transferee:

(a) a duly executed instrument of transfer in the form required by the Companies Ordinance of Hong Kong;

(b) the original share certificate(s) representing the Shares;

(c) such other documents as may be necessary to effect the transfer of the Shares into the name of the Transferee on the register of members of the Company.

3.2 At the Closing, the Transferee shall pay the Purchase Price to the Transferor in accordance with Article 2.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR

The Transferor hereby represents and warrants to the Transferee as follows:

4.1 The Transferor has full legal capacity, power, and authority to enter into this Agreement and to transfer the Shares to the Transferee.

4.2 The Transferor is the sole legal and beneficial owner of the Shares and has good and marketable title to the Shares, free and clear of all liens, charges, encumbrances, pledges, mortgages, security interests, claims, and third-party rights of any kind whatsoever.

4.3 The Transferor has not granted any option, right of first refusal, or other similar right to any third party with respect to the Shares.

4.4 The execution, delivery, and performance of this Agreement by the Transferor do not and will not violate or conflict with any law, regulation, judgment, order, or decree applicable to the Transferor, or any agreement or instrument to which the Transferor is a party.

4.5 To the best of the Transferor’s knowledge, there are no actions, suits, proceedings, or investigations pending or threatened against the Transferor that would impair the Transferor’s ability to perform its obligations under this Agreement.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE

The Transferee hereby represents and warrants to the Transferor as follows:

5.1 The Transferee has full legal capacity, power, and authority to enter into this Agreement and to purchase the Shares.

5.2 The execution, delivery, and performance of this Agreement by the Transferee do not and will not violate or conflict with any law, regulation, judgment, order, or decree applicable to the Transferee, or any agreement or instrument to which the Transferee is a party.

5.3 The Transferee has sufficient funds to pay the Purchase Price and perform its obligations under this Agreement.

ARTICLE 6

COVENANTS

6.1 The Transferor agrees to execute and deliver all such further documents and instruments and take all such further actions as may be reasonably necessary to carry out the provisions and purposes of this Agreement and to vest in the Transferee good and marketable title to the Shares.

6.2 The Transferee agrees to cooperate with the Transferor and the Company and to execute and deliver all such further documents and instruments as may be reasonably necessary to effect the transfer of the Shares and to comply with all applicable laws and regulations.

6.3 Each Party shall bear its own costs and expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement.

ARTICLE 7

GOVERNING LAW AND DISPUTE RESOLUTION

8.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

8.2 Any dispute arising out of or in connection with this Agreement shall be submitted to the exclusive jurisdiction of the courts of Hong Kong.

ARTICLE 8

ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, between the Parties relating thereto.

ARTICLE 9

AMENDMENT AND WAIVER

No amendment, modification, or waiver of any provision of this Agreement shall be effective unless in writing and signed by both Parties. No waiver of any breach of any provision of this Agreement shall be deemed a waiver of any subsequent breach of the same or any other provision.

TRANSFEROR:

Oriental Culture Holding LTD

By:	/s/ Shao Yi
Name:	Shao Yi
Title:	Director
Date:	2026-7-27

TRANSFEREE:

Spring Harvest Holdings Ltd

By:	/s/ Yu Ansheng
Name:	Yu Ansheng
Title:	Director
Date:	2026-7-27

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